UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2025

WHITE FOX VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	File Number: 020-33367	39-3338203
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1025 Veterans Memorial Hwy SE. Suite 660, Mabletown, GA, 30126
(Address of principal executive offices) (Zip Code)

(336) 462-7417
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [X]

Securities registered pursuant to Section l 2(b) of the Act

Title of each class Trading	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value of $0.0001	AWAW	OTCMKTS

 Item 1.01. Entry Into a Material Definitive Agreement.

On July 21, 2025, the Company’s control shareholder entered into an Simple Agreement for Future Equity (“SAFE”) to sell the controlling equity which control 60% of the total voting powers of the Company to Mr. Mark A Jones a Mableton, Georgia based entrepreneur. The consummation of the executed agreement will occur after Mr. Jones had paid the purchase price in full.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On July 21, 2025, Mr. Frank I Igwealor resigned from the positions of the President and CEO, Director, Secretary, and Treasurer of the Company. Mr. Igwealor’s resignation followed the execution of the Securities Purchase Agreement (“SPA”) to sell the control (voting block) Preferred stock of the Company to Mr. Jones.

On July 21, 2025, following Mr. Igwealor’s resignation pursuant to the SPA, the Company appointed Mr. Mark A Jones as its President, CEO and Director, effectively immediately.

Item 9.01.             Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.

10.1 Form of Securities Purchase Agreement

10.2 Business Entity - Filing Acknowledgement for appointment of Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITE FOX VENTURES, INC.

Dated:	July 23, 2025 By:	/s/ Mark A Jones
Mark A Jones
Chairman, President and CEO